Exhibit 10.40

                               AGREEMENT

  THIS AGREEGMENT, dated as of 2/9/1996, by and between CHEMAID LABORATORIES, INC. ("Chemaid"), a New Jersey corporation, having an office located at 100 Mayhill Street, Saddle Brook, New Jersey, and HYDRON TECHNOLOGIES, INC. ("HyTech"), a New York corporation, having an office located at 1001 Yamato Road, Suite 403, Boca Raton, Florida 33431. Chemaid and HyTech shall hereinafter, at times, be referred to together as the "Parties" or individually as a "Party" and this agreement shall hereinafter be referred to as the "Agreement".

                         W I T N E S S E T H:

  WHEREAS, on or about September 13, 1995, Chemaid entered into a certain lease agreement, a copy of which is attached hereto and made a part hereof (the "Lease"), between Chemaid as tenant, and MAYHILL STREET REALTY CO., L.L.C., a New York limited liability company, as landlord (the "Landlord"), for premises commonly known as the 5 East Building located at 95 Mayhill Street, Saddle Brook, New Jersey, and as more fully described in the Lease (the "Premises"); and

  WHEREAS, HyTech has been using and occupying and desires to continue to use and occupy a portion of the Premises as allocated by the Parties pursuant to the terms and conditions set forth in this Agreement; and

  WHEREAS, HyTech acknowledges that it has no right to use or occupy the License Premises (as hereinafter defined) except as may be permitted pursuant to the terms and conditions of this Agreement and has requested that Chemaid grant it permission to use and occupy same for the five (5) year period of the Lease ("License Period"); and

  WHEREAS, Chemaid is willing to allow HyTech to use and occupy the License Premises for the License Period on the terms, convenants and conditions hereinafter set forth; and

  WHEREAS, on or about the date hereof, the Parties are entering into a Depository Agreement whereby HyTech and Chemaid shall establish a Depository Account which shall hold the funds which are currently being held in escrow by Cole, Schotz, Meisel, Forman and Leonard, P.A.

  NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficency of which are hereby acknowledged, the Parties agree as follows:

  Section 1 - Recitals. The recitals set forth hereinabove are incorporated herein by reference as though fully set forth at length.

  Section 2 - Allocation of Usable Warehouse Space.

  (a) Upon the effective date of the Lease, each Party shall have the right to occupy on an exclusive basis fifty (50%) percent of the Usable Warehouse Space (as hereinafter defined) at the Premises. For purposes of this Agreement, "Usable Warehouse Space" means the total square footage of floor area and office space demised to the Parties under the Lease less the square footage within the Premises consisting of bathrooms and loading docks. Each Party has the non-exclusive rights to use the bathrooms, loading docks and office space. On each semi-annual anniversary date of the date of this Agreement, the Parties shall mutually determine any adjustments to be made to the percentage of Usable Warehouse Space of the Premises which each Party may occupy; provided, however, that neither Party shall be allocated less than thirty-five (35%) percent of the total Usable Warehouse Space. The percentage of Useable Warehouse Space of the Premises which HyTech may occupy, from time to time, pursuant to this Section shall be referred to as the "License Premises."

  (b) If Chemaid as tenant under the Lease sublets, grants a license to, or otherwise permits a third party to use and occupy all or a portion of the office space located on the Premises for compensation, the payments received by Chemaid from said third party (less any costs incurred by Chemaid relating to said third party) shall be allocated and paid to the Parties hereunder in proportion to each Party's then allocation of Usable Warehouse Space pursuant to the terms and conditions of this Agreement.

  Section 3 - License. Chemaid hereby grants to HyTech and HyTech hereby accepts from Chemaid, a license ("License") to use and occupy the License Premises for the License Period. Chemaid represents to HyTech that the Lease permits (i) the License, and (ii) the use of the Premises for the storage, warehousing and distribution of cosmetics and health and beauty products.

  Section 4 - Allocation and Payment of Expenses.

  (a) All expenses and other obligations of Chemaid under the Lease, including, but not limited to, Rent, Taxes, utilities and other expenses (collectively, "Expenses"), shall be allocated between the Parties based upon the percentage of Usable Warehouse Space which is allocated to each Party for the period to which such expenses are attributable (the "Expense Share"), as set forth under Section 2 of this Agreement. For example, if a Party is allocated sixty (60%) percent of the Usable Warehouse Space, its Expense Share shall be sixty (60%) percent of the Expenses.

  (b) HyTech shall remit its Expense Share attributable to the Premises directly to Chemaid within five (5) business days after request therefor from Chemaid. Failure by HyTech to so remit its Expense Share to Chemaid within said time period shall be considered an "Event of Default" under this Agreement.

  (c) Notwithstanding the foregoing, Expenses shall not include any and all fees, fines, assessments, charges, administrative charges, penalties, interest or the like, which may be imposed or charged by the Landlord of the Lease, which are not caused by a default under or breach of this Agreement on the part of HyTech.


  Section 5 - Term. This Agreement shall commence as of the date of the Lease and shall terminate upon the expiration or earlier termination of the Lease; provided, however, if on the date on which this Agreement terminates, either Party shall have unperformed obligations hereunder, then, in such event, the term of this Agreement shall continue only with respect to such unpaid and/or unperformed obligations. Notwithstanding anything to the contrary contained herein, Chemaid may terminate the License if HyTech commits an Event of Default which remains uncured for thirty (30) days after HyTech receive notice of such default. For purposes of this Agreement, an Event of Default shall also include, but not be limited to, any act or omission by HyTech which constitutes a breach of or default in the Lease.

  Section 6 - Indemnification.

  (a) If HyTech shall be subject to any claim, demand or penalty with respect to its obligations under this Agreement, HyTech shall indemnify and hold harmless Chemaid against all losses, judgments, settlements, fines, taxes, penalties, costs (including reasonable attorneys' fees) or damages of any kind assessed against or incurred by Chemaid as a result thereof.

  (b) HyTech agrees to indemnify and hold harmless Chemaid, its officers and directors and each controlling person of Chemaid, from and against all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, and to reimburse each such persons so indemnified for any and all reasonable attorneys' fees or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any claim or litigation, whether or not resulting in any liabilities, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any act or omission by HyTech which constitutes a breach of or default under the Lease.

  (c) Chemaid agrees to indemnify and hold harmless HyTech, its officers and directors and each controlling person of HyTech, from and against all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, and to reimburse each such persons so indemnified for any and all reasonable attorneys' fees or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any claim or litigation, whether or not resulting in any liabilities, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any default in the Lease by Chemaid continuing beyond any applicable notice and cure period; provided, however, that HyTech has not committed any breach of, or default in, this Agrement, or that any such default does not arise out of any actions or omissions by HyTech, its officers and directors, or any controlling person of HyTech.

  Section 7 - Remedies. If HyTech shall default in its obligations hereunder, Chemaid shall have all remedies available to it at law or equity, including, without limitation, specific performance.


  Section 8 - Further Instruments. HyTech agrees at any time or times and from time to time, to make, execute and deliver any and all such other instruments or documents and do any and all such acts and/or things as Chemaid shall reasonably require for the purpose of giving full force and effect to this Agreement.

  Section 9 - Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties, their heirs, and successors in interest of every kind and nature whatsoever.

  Section 10 - Modifications. No term, provision or condition of this Agreement may be modified unless in writing and signed by both Parties.

  Section 11 - Complete Understanding. This Agreement together with the Depository Agreement constitute the complete understanding amoung the Parties with respect to subject matter contained herein and no statement, representation, warranty or covenant has been made by any Party with respect thereto, except as expressly set forth herein.

  Section 12 - Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without giving effect to conflicts of law). The Parties hereby consent to the personal jurisidiction of the federal or state courts located in the State of New Jersey as the exclusive forum to resolve disputes hereunder.

  Section 13 - Severability. In case any one (1) or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

  Section 14 - Notices. All notices, consents or other communications required or permitted to be given by any Party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) as follows:

  If to Chemaid:

     Chemaid Laboratories, Inc.
     100 Mayhill Street
     Saddle Brook, New Jersey

  With a copy to:

     Richard W. Abramson, Esq.
     Cole, Schotz, Meisel, Forman & Leonard, P.A.
     Court Plaza North
     25 Main Street
     P.O. Box 800
     Hackensack, New Jersey 07602-0800

  If to HyTech:


    Hydron Technologies, Inc.
    1001 Yamato Road, Suite 403
    Boca Raton, Florida 33431
    Attention: Mr. Harvey Tauman, President

  With a copy to:

    Joseph A. Caccamo Attorney at Law, P.C.
    666 Third Avenue, 18th Floor
    New York, New York 10017-4011

or such other address or addresses as either Party hereto shall have designated by notice in writing to the other Party hereto. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

  Section 15 - Definitions. Any capitalized term contained in this Agreement whioch is not defined herein shall have the meaning given to it under the Lease.

  Section 16 - Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

  IN WITNESS WHEREOF, each Party has caused this Agreement to be executed the day and year first above written.



                           CHEMAID LABORATORIES, INC.


                           By: /s/ Roy Reiner
                               -------------------------
                               Roy Reiner, President


                           HYDRON TECHNOLOGIES, INC.


                           By: /s/ Harvey Tauman
                               -------------------------
                               Harvey Tauman, President